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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                _______________

                                  FORM 8-K

                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the

                        Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) April 6, 2001
                                                 ------------------------------



                             Digital Island, Inc.
              -------------------------------------------------
              (Exact name of registrant as specified in charter)


                  Delaware              000-26283        680322824
       ------------------------------  -----------   ------------------
        (State or other jurisdiction    (Commission   (IRS Employer
           of incorporation)            File Number)  Identification No.)


  45 Fremont Street, 12th Floor, San Francisco, California          94105
 ----------------------------------------------------------         -----
(Address of principal executive offices)                         (Zip Code)



Registrant's telephone number, including area code     (415) 738-4100
                                                       --------------



                                Not Applicable
         ------------------------------------------------------------
        (Former name or former address, if changed since last report.)
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Item 5    OTHER EVENTS
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     On April 6, 2001, the board of directors of Digital Island, Inc. ("Digital
Island") authorized the implementation of an option exchange program for members of its senior management (the "Option Exchange Program") and also granted additional options to its employees pursuant to its 1999 Stock Incentive Plan (the "1999 Plan") and its 2000 Supplemental Stock Option Plan (the "Supplemental Plan", and collectively, the "Plans"), as part of a retention initiative to address the recent decline in the price of Digital Island's common stock and the resulting failure of the outstanding employee stock options to serve as a meaningful incentive for continued employment.

     Under the Option Exchange Program, members of Digital Island's senior management (14 individuals) were given the opportunity to exchange certain of their outstanding options with exercise prices above a designated price per share for shares of restricted common stock of Digital Island (the "Restricted Common Stock"). The number of shares of Restricted Common Stock that each individual was entitled to receive depended on the number of options exchanged and the exercise price of such options. The Option Exchange Program was concluded on April 23, 2001, and the eligible individuals who participated in the program exchanged outstanding options to purchase an aggregate of approximately 3.1 million shares of Digital Island common stock for an aggregate of approximately 1.3 million shares of Restricted Common Stock. The shares of Restricted Common Stock were issued out of the share reserve under the 1999 Plan upon the participant's payment of the $.001 per share par value. The Restricted Common Stock will vest in a series of installments over a 3-year period of continued service with Digital Island, as provided in the Restricted Stock Issuance Agreement. The options exchanged for the Restricted Common Stock were cancelled, and the shares of Digital Island common stock underlying those cancelled options were returned to the share reserve under the 1999 Plan.

     Digital Island employees who were not eligible for the Option Exchange Program received supplemental stock option grants under the Plans on April 6, 2001, representing in the aggregate approximately 1.8 million shares of Digital Island common stock (the "Supplemental Options"). The exercise price of the Supplemental Options was $1.28, the last reported trading price of Digital Island common stock on the April 6, 2001 grant date. The Supplemental Options are subject to a 2-year vesting schedule, with each Supplemental Option to become exercisable for 50% of the option shares upon completion of twelve months of service measured from the grant date and with the remaining fifty percent to become exercisable in successive equal monthly installments over the next 12 months of service thereafter.

     Digital Island implemented the Option Exchange Program and granted the Supplemental Options because it believed that the outstanding options with exercise prices significantly in excess of the current market price of Digital Island's common stock were not providing sufficient incentives for employee retention and performance. Digital Island believes that the Option Exchange Program and the Supplemental Option grants will provide improved performance and retention incentives to employees and thereby maximize stockholder value. Neither Digital Island nor its board of directors made any recommendation as to whether the members of senior management should exchange their options for Restricted Common Stock under the Option Exchange Program.

                                       2
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     The form of Summary Letter of Options Exchange, Option Exchange Offer
Question and Answer Summary and form of Restricted Stock Issuance Agreement are incorporated herein by reference in their entirety as Exhibits 99.1, 99.2 and 99.3, respectively.


Item 7    FINANCIAL STATEMENTS AND EXHIBITS
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     (c)  Exhibits.    The following documents are filed as an exhibit to this
          --------     report:

          99.1         Form of Summary Letter of Option Exchange Program

          99.2         Option Exchange Offer Question and Answer Summary

          99.3         Form of Restricted Stock Issuance Agreement

                                       3
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                                  SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        Digital Island, Inc.
                                        (Registrant)


Date: May 7, 2001                    By: /s/ Howard Lasky
                                        _____________________________
                                        Howard Lasky
                                        Vice President, General Counsel
                                        and Secretary

                                       4
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                                EXHIBITS INDEX
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          Exhibit     Description
          -------     -----------

          99.1        Form of Summary Letter of Option Exchange Program

          99.2        Option Exchange Offer Question and Answer Summary

          99.3        Form of Restricted Stock Issuance Agreement

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